Exhibit 99.2

Shenandoah Furniture, Inc.
Balance Sheet
As of June 30, 2017
unaudited

	Jun-17	Jun-16
Cash	5,473,178	3,119,020
Accounts Receivable	3,545,894	3,970,283
Inventory	1,440,549	2,355,719
Prepaid Insurance	163,775	128,861

Current assets	10,623,396	9,573,883

PP&E	9,853,477	8,948,896
Accumulate Depr	(4,214,999)	(3,963,826)
Net Fixed Assets	5,638,478	4,985,070

CSV life insurance	496,580	433,007

Total assets	16,758,454	14,991,960

Accounts Payable	792,015	949,615
Other payables	392	57
Accrued salaries, wages & taxes	499,124	493,312
accrued expenses	139,189	89,970

Current Liabilities	1,430,720	1,532,954

common Stock	50,000	50,000
Retained earnings	722,989	722,990
current retained earnings	3,664,982	3,010,923
accumulated adjustment	10,889,763	9,675,093

Stockholders equity	15,327,734	13,459,006

Total Liabilities & equity	16,758,454	14,991,960

Shenandoah Furniture, Inc.
Statement of Operations
As of June 30, 2017
unaudited

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016

Net Sales	21,653,173		20,358,143

COGS
Materials	9,473,263	43.7%	8,906,824	43.8%
Labor	4,314,478	19.9%	4,321,778	21.2%
Overhead	2,784,221	12.9%	2,804,350	13.8%
Total COGS	16,571,962	76.5%	16,032,952	78.8%

Gross Profit	5,081,211	23.5%	4,325,191	21.2%

Selling	577,983	2.7%	556,901	2.7%
Admin	904,805	4.2%	870,080	4.3%
SG&A	1,482,788	6.8%	1,426,981	7.0%

Operating Income	3,598,423	16.6%	2,898,210	14.2%

Other	66,559	0.3%	112,713	0.6%

Net income	3,664,982	16.9%	3,010,923	14.8%